                                                                     EXHIBIT 3.6

                                                               EXECUTION VERSION

================================================================================

                           FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            HEP LOGISTICS GP, L.L.C.

================================================================================

                                TABLE OF CONTENTS

                                               ARTICLE I
                                              DEFINITIONS

Section 1.1    Definitions................................................................    1
Section 1.2    Construction...............................................................    5

                                               ARTICLE II
                                              ORGANIZATION

Section 2.1    Formation..................................................................    5
Section 2.2    Name.......................................................................    5
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.......    6
Section 2.4    Purpose and Business.......................................................    6
Section 2.5    Powers.....................................................................    6
Section 2.6    Term.......................................................................    6
Section 2.7    Title to Company Assets....................................................    7

                                               ARTICLE III
                                            RIGHTS OF MEMBERS

Section 3.1    Voting.....................................................................    7
Section 3.2    Distribution...............................................................    7

                                               ARTICLE IV
                               CAPITAL CONTRIBUTIONS; PRE EMPTIVE RIGHTS;
                                      NATURE OF MEMBERSHIP INTEREST

Section 4.1    Initial Capital Contributions..............................................    7
Section 4.2    Additional Capital Contributions...........................................    7
Section 4.3    No Preemptive Rights.......................................................    7
Section 4.4    Fully Paid and Non-Assessable Nature of Membership Interests...............    8
Section 4.5    Capital Account............................................................    8

                                                ARTICLE V
                                  MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1    Management.................................................................    8
Section 5.2    Certificate of Formation...................................................   10
Section 5.3    Restrictions on Sole Member's Authority....................................   10
Section 5.4    Indemnification............................................................   10
Section 5.5    Liability of Indemnitees...................................................   12
Section 5.6    Reliance by Third Parties..................................................   13

                                               ARTICLE VI
                                                OFFICERS

Section 6.1    Officers...................................................................   13

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

Section 6.2    Compensation...............................................................   15

                                               ARTICLE VII
                                 BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1    Records and Accounting.....................................................   16
Section 7.2    Reports....................................................................   16
Section 7.3    Bank Accounts..............................................................   16

                                              ARTICLE VIII
                                       DISSOLUTION AND LIQUIDATION

Section 8.1    Dissolution................................................................   16
Section 8.2    Effect of Dissolution......................................................   17
Section 8.3    Application of Proceeds....................................................   17
Section 8.4    Capital Account Restoration................................................   17

                                               ARTICLE IX
                                           GENERAL PROVISIONS

Section 9.1    Addresses and Notices......................................................   18
Section 9.2    Creditors..................................................................   18
Section 9.3    Applicable Law.............................................................   18
Section 9.4    Invalidity of Provisions...................................................   18

                           FIRST AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILTY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

      THIS FIRST AMENDED AND RESTATED LIMITED LIABILTY COMPANY AGREEMENT of HEP Logistics GP, L.L.C. (the "Company"), dated as of the Closing Date, is entered into by Holly Energy Partners, L.P., a Delaware limited partnership (the "MLP"), as sole Member of the Company (the "Sole Member").

                                    RECITALS:

      WHEREAS, the MLP entered into a limited liability company agreement dated effective as of April 16, 2004 for the purpose of forming the Company as a limited liability company under the Delaware Limited Liability Company Act and a Certificate of Formation dated April 16, 2004, which was filed with the Secretary of State of the State of Delaware on April 19, 2004;

      WHEREAS, the MLP now desires to execute this amended and restated Limited Liability Company Agreement to reflect certain transactions involving the MLP as of the Closing Date and certain other matters.

      NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby enter into this
Agreement:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions.

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" means this First Amended and Restated Limited Liability Company Agreement of HEP Logistics GP, L.L.C., as it may be amended, supplemented or restated from

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

time to time. The Agreement shall constitute a "limited liability company agreement" as such term is defined in the Act.

      "Associate" means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

      "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

      "Capital Contribution" means any cash, cash equivalents or the value of Contributed Property contributed to the Company pursuant to this Agreement.

      "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

      "Closing Date" means the first date on which Common Units are sold by the MLP to the Underwriters pursuant to the provisions of the Underwriting Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

      "Commission" means the United States Securities and Exchange Commission.

      "Common Unit" has the meaning assigned to such term in the MLP Agreement.

      "Company" means HEP Logistics GP, L.L.C., a Delaware limited liability company, and any successors thereto.

      "Company Group" means the Company and any Subsidiary of the Company, treated as a single consolidated entity.

      "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Company.

         "Contribution Agreement" means the Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, by and among the Company, Holly, Navajo Pipeline

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

Co., L.P., Holly Logistic Services, L.L.C., HEP Logistics Holdings, L.P., the MLP, the OLP, and certain other parties named therein, together with any additional documents and instruments contemplated or referenced thereunder.

      "Credit Agreement" means the Credit Agreement, dated the Closing Date, among the OLP, as borrower, and a syndicate of financial institutions led by Union Bank of California.

      "GP LLC" means Holly Logistic Services, L.L.C., a Delaware limited liability company and general partner of the MLP General Partner.

      "Group Member" means a member of the Company Group.

      "Holly" means Holly Corporation, a Delaware corporation.

      "Indemnitee" means (a) the Sole Member, (b) any Person who is or was a member, partner, director, officer, employee, agent or trustee of any Group Member, the MLP, the MLP General Partner or any of their respective Affiliates and (c) any Person who is or was serving at the request of the Sole Member as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity, provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

      "Initial Public Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

      "Sole Member" means Holly Energy Partners, L.P., and its predecessors, successors and permitted assigns as sole member of the Company.

      "Membership Interest" means all of the Sole Member's rights and interest in the Company in the Sole Member's capacity as the Sole Member, all as provided in the Certificate, this Agreement and the Act, including, without limitation, the Sole Member's interest in the capital, income, gain, deductions, losses and credits of the Company.

      "MLP" has the meaning assigned to such term in the recitals.

      "MLP Agreement" means the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., as it may be amended, supplemented or restated from time to time.

      "MLP General Partner" means HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of the MLP.

      "MLP Security" has the meaning assigned to the term "Partnership Security" in the MLP Agreement.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

      "National Securities Exchange" has the meaning assigned to such term in the MLP Agreement.

      "OLP" means HEP Operating Company, L.P., a Delaware limited partnership.

      "Omnibus Agreement" means the Omnibus Agreement, dated the Closing Date, among Holly, the Company, the MLP, the MLP General Partner and certain other parties named therein, together with any additional documents and instruments contemplated or referenced thereunder.

      "Opinion of Counsel" means a written opinion of counsel (which may be regular counsel to the Company or the MLP or any of their respective Affiliates) acceptable to the Sole Member.

      "Partnership Group" has the meaning assigned to such term in the MLP Agreement.

      "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

      "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Company.

      "Registration Statement" means, collectively, the Registration Statement on Form S-1 (Registration No. 333-113588) as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering and the related Registration Statement on Form S-1 (Registration No.: 333-117217) filed by the MLP with the Commission pursuant to Rule 462(b) under the Securities Act.

      "Restricted Business" has the meaning assigned to such term in the Omnibus Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

      "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

      "Underwriting Agreement" means the Underwriting Agreement dated July 7, 2004 among Holly, Navajo, the Company, GP LLC, the MLP General Partner, the MLP, the OLP, the Underwriters and certain other parties named therein, providing for the purchase of Common Units by such Underwriters.

Section 1.2 Construction.

      (a) Unless the context requires otherwise: (i) capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the MLP Agreement; (ii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iii) references to Articles and Sections refer to Articles and Sections of this Agreement; and (iv) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

      (b) A reference to any Person includes such Person's successors and permitted assigns.

                                   ARTICLE II
                                  ORGANIZATION

Section 2.1 Formation.

      On April 19, 2004, the MLP formed the Company as a limited liability company pursuant to the provisions of the Act by virtue of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

Section 2.2 Name.

      The name of the Company shall be "HEP Logistics GP, L.L.C." The Company's business may be conducted under any other name or names deemed necessary or appropriate by the Sole Member in its sole discretion, including, if consented to by the Sole Member, the name of the MLP. The words "Limited Liability Company," "L.L.C." or "LLC" or similar words or letters shall be included in the Company's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Sole Member in its discretion may change the name of the Company at any time and from time to time.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other
Offices.

      Unless and until changed by the Sole Member, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 100 Crescent Court, Suite 1600, Dallas, Texas 75201, or such other place as the Sole Member may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Sole Member deems necessary or appropriate.

Section 2.4 Purpose and Business.

      The purpose and nature of the business to be conducted by the Company shall be to (a) serve as the general partner of the OLP and, in connection therewith, to exercise all the rights and powers conferred upon the Company as general partner of the OLP pursuant to the First Amended and Restated Agreement of Limited Partnership of the OLP, dated the Closing Date, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Sole Member and which lawfully may be conducted by a limited liability company organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (c) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the MLP or any Subsidiary thereof; provided, however, in the case of (b) and (c) above, that the Sole Member reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates "qualifying income" (as such term is defined pursuant to Section 7704 of the Code) or (ii) enhances the operations of an activity of the OLP that generates qualifying income. The Sole Member has no obligation or duty to the Company, the Members, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Company of any business.

Section 2.5 Powers.

      The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Company.

Section 2.6 Term.

      The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Act and shall continue in existence in perpetuity or until the earlier

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

dissolution of the Company in accordance with the provisions of Article IX. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 2.7 Title to Company Assets.

      Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and the Sole Member shall not have any ownership interest in such Company assets or any portion thereof.

                                   ARTICLE III
                                RIGHTS OF MEMBERS

Section 3.1 Voting.

      The Sole Member shall possess the entire voting interest in all matters relating to the Company, including, without limitation, matters relating to the amendment of this Agreement, any merger, consolidation or conversion of the Company, sale of all or substantially all of the assets of the Company and the termination, dissolution and liquidation of the Company.

Section 3.2 Distribution.

      Distributions by the Company of cash or other property shall be made to the Sole Member at such time as the Sole Member deems appropriate.

                                   ARTICLE IV
                   CAPITAL CONTRIBUTIONS; PRE EMPTIVE RIGHTS;
                          NATURE OF MEMBERSHIP INTEREST

Section 4.1 Initial Capital Contributions.

      On April 16, 2004, in connection with the formation of the Company under the Act, the MLP made an initial Capital Contribution to the Company of $1,000 in exchange for all of the Membership Interests.

Section 4.2 Additional Capital Contributions.

      The Sole Member shall not be obligated to make additional Capital Contributions to the Company.

Section 4.3 No Preemptive Rights.

      No Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Membership

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Membership Interests;
(d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Membership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

Section 4.4 Fully Paid and Non-Assessable Nature of Membership Interests.

      All Membership Interests issued pursuant to, and in accordance with the requirements of this Article IV shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by
Section 18-607 of the Act.

Section 4.5 Capital Account.

      A "Capital Account" shall be maintained for the Sole Member in accordance with the Code.

                                    ARTICLE V
                      MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Management.

      (a) The Company shall be managed by the Sole Member. Under the direction of the Sole Member, the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company.

      (b) In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or which are granted to the Sole Member under any other provisions of this Agreement, the Sole Member, subject to
Section 5.3, and the Officers, subject to Article VI and the direction of the Sole Member, shall have full power and authority to do all things and on such terms as they may deem necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

            (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into a Membership Interest, and the incurring of any other obligations;

            (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

            (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person;

            (iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group, the lending of funds to other Persons (including the OLP or any Group Member), the repayment or guarantee of obligations of the OLP or the Company Group and the making of capital contributions to any Group Member;

            (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Sole Member under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the Sole Member or its assets other than its interest in the Company, even if same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

            (vi) the distribution of Company cash;

            (vii) the selection and dismissal of Officers and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

            (viii) the maintenance of such insurance for the benefit of the Company Group and the Members as it deems necessary or appropriate;

            (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other Persons subject to the restrictions set forth in Section 2.4;

            (x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

            (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

            (xii) the purchase, sale or other acquisition or disposition of Membership Interests, or the issuance of additional options, rights, warrants and appreciation rights relating to Membership Interests; and

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

            (xiii) the undertaking of any action in connection with the Company's participation in its Subsidiaries as the sole partner, member or stockholder.

Section 5.2 Certificate of Formation.

      The MLP caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Act and certain other certificates or documents it determined in its sole discretion to be necessary or appropriate for the qualification and operation of the Company in certain other states. The Sole Member shall use all reasonable efforts to cause to be filed such additional certificates or documents as may be determined by the Sole Member in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that such action is determined by the Sole Member in its sole discretion to be reasonable and necessary or appropriate, the Sole Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.

Section 5.3 Restrictions on Sole Member's Authority.

      (a) Except as provided in Article VIII, the Sole Member may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company or any Group Member, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Company the sale, exchange or other disposition of all or substantially all of the assets of the Company or any Group Member; provided, however, that this provision shall not preclude or limit the Sole Member's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 5.4 Indemnification.

      (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, damages or liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5.4, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 5.4 shall be made only out of the assets of the Company, it being agreed that the Sole Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

      (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 5.4(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 5.4.

      (c) The indemnification provided by this Section 5.4 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any decision of the Sole Member, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement, the Contribution Agreement, the Omnibus Agreement or the Pipelines and Terminals Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

      (d) The Company may purchase and maintain (or reimburse GP LLC, the MLP General Partner, the Sole Member or their Affiliates for the cost of) insurance, on behalf of the Sole Member, its Affiliates and such other Persons as the Sole Member shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities or such Person's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (e) For purposes of this Section 5.4, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 5.4(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Company.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

      (f) In no event may an Indemnitee subject the Sole Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (h) The provisions of this Section 5.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (i) No amendment, modification or repeal of this Section 5.4 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 5.5 Liability of Indemnitees.

      (a) Notwithstanding anything to the contrary set forth in this Agreement or the MLP Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Sole Member or any other Persons who have acquired interests in MLP Securities, or any securities issued by the OLP, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

      (b) Subject to its obligations and duties set forth in Section 5.1(a), the Sole Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Sole Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Sole Member in good faith.

      (c) Any amendment, modification or repeal of this Section 5.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 5.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

Section 5.6 Reliance by Third Parties.

      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Sole Member and any Officer authorized by the Sole Member to act for and on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Sole Member or any such Officer as if it were the Company's sole party in interest, both legally and beneficially. The Sole Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Sole Member or any such Officer in connection with any such dealing. In no event shall any Person dealing with the Sole Member or any such Officer be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Sole Member or any such Officer. Each and every certificate, document or other instrument executed on behalf of the Company by the Sole Member or any Officer authorized by the Sole Member shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of and in the name of the Company; and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                   ARTICLE VI
                                    OFFICERS

Section 6.1 Officers.

      (a) Generally. The Sole Member shall appoint agents of the Company, referred to as "Officers" of the Company as described in this Article VI, who shall be responsible for the day-to-day business affairs of the Company, subject to the overall direction and control of the Sole Member. Unless provided otherwise by Sole Member, the Officers shall have the titles, power, authority and duties described below in this Article VI.

      (b) Titles and Number. The Officers shall be the Chairman, the Chief Executive Officer, any and all Vice Presidents, the Secretary and any and all Assistant Secretaries and any Treasurer and any and all Assistant Treasurers and any other Officers appointed pursuant to this Article VI. There shall be appointed from time to time, in accordance with this Article VI, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Sole Member may desire. Any person may hold two or more offices.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

            (i) Chairman. The Sole Member shall elect an individual to serve as Chairman. The Sole Member may also elect a Vice Chairman to act in place of the Chairman in his absence. The Chairman may also be the Chief Executive Officer.

            (ii) Chief Executive Officer. The Sole Member may elect an individual to serve as Chief Executive Officer. In general, the Chief Executive Officer, subject to the direction and supervision of the Sole Member and the Chairman, shall be the chief executive officer of the Company and shall have general and active control of the general management and affairs and business and general supervision of the Company and officers, agents and employees, and shall perform all duties incident to the office of Chief Executive Officer of the Company and such other duties as may be prescribed from time to time by the Sole Member or the Chairman. The Chief Executive Officer shall have the nonexclusive authority to sign on behalf of the Company any deeds, mortgages, leases, bonds, notes, certificates, contracts or other instruments, except in cases where the execution thereof shall be expressly delegated by the Sole Member, the Chairman, or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed. In the absence of the Chairman, or the Vice Chairman, if there is one, or in the event of the Chairman's inability or refusal to act, the Chief Executive Officer shall perform the duties of the Chairman, and the Chief Executive Officer, when so acting, shall have all of the powers of the Chairman.

            (iii) Vice Presidents. The Sole Member, in its discretion, may elect one or more Vice Presidents. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties as from time to time may be assigned by the President or the Sole Member.

            (iv) Secretary and Assistant Secretaries. The Sole Member, in its discretion, may elect a Secretary and one or more Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Sole Member, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Sole Member or the Chief Executive Officer. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

            (v) Treasurer and Assistant Treasurers. The Sole Member, in its discretion, may elect a Treasurer and one or more Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Sole Member or the Chief Executive Officer. The Treasurer, subject to the order of the Chief Executive Officer, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Sole Member or the Chief Executive Officer, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the Chief Executive Officer or such other Officer as the Sole Member shall select, shall have the powers and duties conferred upon the Treasurer.

      (c) Other Officers and Agents. The Sole Member may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Sole Member.

      (d) Appointment and Term of Office. The Officers shall be appointed by the Sole Member at such time and for such terms as the Sole Member shall determine. Any Officer may be removed, with or without cause, only by the Sole Member. Vacancies in any office may be filled only by the Sole Member.

      (e) Powers of Attorney. The Sole Member may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

      (f) Officers' Delegation of Authority. Unless otherwise provided by resolution of the Sole Member, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

Section 6.2 Compensation.

      The Officers shall receive such compensation for their services as may be designated by the Compensation Committee.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

                                   ARTICLE VII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1 Records and Accounting

      The Sole Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company's business. The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year and (ii) maintained on an accrual basis in accordance with GAAP, consistently applied.

Section 7.2 Reports.

      With respect to each calendar year, the Company shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to the Sole Member:

      (a) Within 120 Days after the end of such calendar year, a profit and loss statement and a statement of cash flows for such year and a balance sheet as of the end of such year.

      (b) Such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by the Sole Member on or before June 15 following the end of each calendar year of its income tax return with respect to such year.

Section 7.3 Bank Accounts.

      Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Sole Member. All withdrawals from any such depository shall be made only as authorized by the Sole Member and shall be made only by check, wire transfer, debit memorandum or other written instruction.

                                  ARTICLE VIII
                           DISSOLUTION AND LIQUIDATION

Section 8.1 Dissolution.

      (a) The Company shall be of perpetual duration; however, the Company shall dissolve, and its affairs shall be wound up, upon:

            (i) an election to dissolve the Company by the Sole Member;

            (ii) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

            (iii) a merger or consolidation under the Act where the Company is not the surviving entity in such merger or consolidation.

      (b) No other event shall cause a dissolution of the Company.

Section 8.2 Effect of Dissolution.

      Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Sole Member shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Sole Member shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of
Section 8.3(c), and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

Section 8.3 Application of Proceeds.

      Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

      (a) To the payment of debts and liabilities of the Company (including to the Sole Member to the extent permitted by applicable law) and the expenses of liquidation.

      (b) Next, to the setting up of such reserves as the Person required or authorized by applicable law to wind up the Company's affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an escrow agent appointed by the Sole Member, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

      (c) The remainder to the Sole Member.

Section 8.4 Capital Account Restoration.

      The Sole Member shall not have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.1 Addresses and Notices.

      Any notice, demand, request, report or proxy materials required or permitted to be given or made to the Sole Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Sole Member at the address described below. Any notice to the Company shall be deemed given if received by the Sole Member at the principal office of the Company designated pursuant to Section 2.3. The Sole Member may rely and shall be protected in relying on any notice or other document from an Assignee or other Person if believed by it to be genuine.

         To the Sole Member:

              Holly Energy Partners, L.P.
              100 Crescent Court, Suite 1600
              Dallas, Texas 75201
              Attn: General Partner
              Facsimile No.: (214) __________

Section 9.2 Creditors.

      None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 9.3 Applicable Law.

      This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 9.4 Invalidity of Provisions.

      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

                                        HOLLY ENERGY PARTNERS, L.P.

                                        By: HEP LOGISTICS HOLDINGS, L.P.
                                            its General Partner

                                            By: HOLLY LOGISTIC SERVICES, L.L.C.
                                                its General Partner

                                                By: /s/ Stephen J. McDonnell
                                                    ----------------------------
                                                    Stephen J. McDonnell
                                                    Chief Financial Officer

                           FIRST AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

                                 SIGNATURE PAGE